EXHIBIT 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

RITE AID CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	23-1614034
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number

112 Burleigh Avenue Norfolk, LLC	Virginia	Not Applicable

1515 West State Street Boise, Idaho, LLC	Delaware	Not Applicable

1740 Associates, LLC	Michigan	Not Applicable

3581 Carter Hill Road—Montgomery Corp.	Alabama	80-0052336

4042 Warrensville Center Road—Warrensville Ohio, Inc.	Ohio	25-1820507

5277 Associates, Inc.	Washington	23-2940919

537 Elm Street Corporation	Rhode Island	23-2962033

5600 Superior Properties, Inc.	Ohio	80-0052337

657-659 Broad St. Corp.	New Jersey	80-0052338

764 South Broadway—Geneva, Ohio, LLC	Ohio	23-1974076

Ann & Government Streets—Mobile, Alabama, LLC	Delaware	Not Applicable

Apex Drug Stores, Inc.	Michigan	38-2413448

Broadview and Wallings—Broadview Heights Ohio, Inc.	Ohio	25-1814215

Brooks Pharmacy, Inc.	Delaware	05-0620980

Central Avenue & Main Street Petal-MS, LLC	Delaware	Not Applicable

Eagle Managed Care Corp.	Delaware	25-1724201

Eckerd Corporation	Delaware	51-0378122

Eckerd Fleet, Inc.	Florida	59-1935574

EDC Drug Stores, Inc.	North Carolina	56-0596933

EDC Licensing, Inc.	Delaware	75-2833647

Eighth and Water Streets—Urichsville, Ohio, LLC	Delaware	Not Applicable

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number

England Street—Asheland Corporation	Virginia	80-0052343

Fairground, LLC	Virginia	54-1849788

GDF, Inc.	Maryland	34-1343867

Genovese Drug Stores, Inc.	Delaware	11-1556812

Gettysburg and Hoover—Dayton, Ohio, LLC	Ohio	Not Applicable

Harco, Inc.	Alabama	63-0522700

JCG (PJC) USA, LLC	Delaware	26-0169455

JCG Holdings (USA), Inc.	Delaware	20-1147565

K&B Alabama Corporation	Alabama	72-1011085

K&B Louisiana Corporation	Louisiana	72-1043860

K&B Mississippi Corporation	Mississippi	72-0983482

K&B Services, Incorporated	Louisiana	72-1245171

K&B Tennessee Corporation	Tennessee	62-1444359

K&B Texas Corporation	Texas	72-1010327

K&B, Incorporated	Delaware	51-0346254

Keystone Centers, Inc.	Pennsylvania	23-1730114

Lakehurst and Broadway Corporation	New Jersey	23-2937947

Maxi Drug North, Inc.	Delaware	05-0520884

Maxi Drug South, L.P.	Delaware	05-0520885

Maxi Drug, Inc.	Delaware	04-2960944

Maxi Green, Inc.	Vermont	45-0515111

Mayfield & Chillicothe Roads—Chesterland, LLC	Ohio	Not Applicable

MC Woonsocket, Inc.	Rhode Island	05-0490941

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number

Munson & Andrews, LLC	Delaware	Not Applicable

Name Rite, LLC	Delaware	Not Applicable

Northline & Dix—Toledo—Southgate, LLC	Michigan	Not Applicable

P.J.C. Distribution, Inc.	Delaware	22-3252604

P.J.C. of West Warwick, Inc.	Rhode Island	01-0573850

P.J.C. Realty Co., Inc.	Delaware	04-2967938

Patton Drive and Navy Boulevard Property Corporation	Florida	23-2870495

Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC	Delaware	Not Applicable

PDS-1 Michigan, Inc.	Michigan	38-2935739

Perry Distributors, Inc.	Michigan	38-1718545

Perry Drug Stores, Inc.	Michigan	38-0947300

PJC Dorchester Realty LLC	Delaware	01-0573791

PJC East Lyme Realty LLC	Delaware	20-4851871

PJC Haverhill Realty LLC	Delaware	01-0573831

PJC Hermitage Realty LLC	Delaware	51-0568284

PJC Hyde Park Realty LLC	Delaware	01-0573796

PJC Lease Holdings, Inc.	Delaware	01-0573835

PJC Manchester Realty LLC	Delaware	01-0573821

PJC Mansfield Realty LLC	Delaware	01-0573814

PJC New London Realty LLC	Delaware	20-1151630

PJC of Cranston, Inc.	Rhode Island	05-0481150

PJC of East Providence, Inc.	Rhode Island	05-0481152

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number

PJC of Massachusetts, Inc.	Massachusetts	05-0481151

PJC of Rhode Island, Inc.	Rhode Island	23-1979613

PJC of Vermont, Inc.	Vermont	05-0498065

PJC Peterborough Realty LLC	Delaware	20-1151661

PJC Providence Realty LLC	Delaware	05-0541664

PJC Realty MA, Inc.	Massachusetts	02-0692817

PJC Realty N.E. LLC	Delaware	01-0573780

PJC Revere Realty LLC	Delaware	01-0573818

PJC Special Realty Holdings, Inc.	Delaware	01-0573843

Ram—Utica, Inc.	Michigan	80-0052329

RDS Detroit, Inc.	Michigan	35-1799950

READ’s Inc.	Maryland	80-0052330

Rite Aid Drug Palace, Inc.	Delaware	23-2325476

Rite Aid Hdqtrs. Corp.	Delaware	23-2308342

Rite Aid Hdqtrs. Funding, Inc.	Delaware	75-3167335

Rite Aid of Alabama, Inc.	Alabama	23-2410761

Rite Aid of Connecticut, Inc.	Connecticut	23-1940645

Rite Aid of Delaware, Inc.	Delaware	23-1940646

Rite Aid of Florida, Inc.	Florida	23-2047226

Rite Aid of Georgia, Inc.	Georgia	23-2125551

Rite Aid of Illinois, Inc.	Illinois	23-2416666

Rite Aid of Indiana, Inc.	Indiana	23-2048778

Rite Aid of Kentucky, Inc.	Kentucky	23-2039291

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number

Rite Aid of Maine, Inc.	Maine	01-0324725

Rite Aid of Maryland, Inc.	Maryland	23-1940941

Rite Aid of Massachusetts, Inc.	Massachusetts	23-1940647

Rite Aid of Michigan, Inc.	Michigan	38-0857390

Rite Aid of New Hampshire, Inc.	New Hampshire	23-2008320

Rite Aid of New Jersey, Inc.	New Jersey	23-1940648

Rite Aid of New York, Inc.	New York	23-1940649

Rite Aid of North Carolina, Inc.	North Carolina	23-1940650

Rite Aid of Ohio, Inc.	Ohio	23-1940651

Rite Aid of Pennsylvania, Inc.	Pennsylvania	23-1940652

Rite Aid of South Carolina, Inc.	South Carolina	23-2047222

Rite Aid of Tennessee, Inc.	Tennessee	23-2047224

Rite Aid of Vermont, Inc.	Vermont	23-1940942

Rite Aid of Virginia, Inc.	Virginia	23-1940653

Rite Aid of Washington, D.C., Inc.	District of Columbia	23-2461466

Rite Aid of West Virginia, Inc.	West Virginia	23-1940654

Rite Aid Payroll Management, Inc.	Delaware	01-0910097

Rite Aid Online Store, Inc.	Delaware	01-0910090

Rite Aid Realty Corp.	Delaware	23-1725347

Rite Aid Rome Distribution Center, Inc.	New York	23-1887836

Rite Aid Services, LLC	Delaware	02-0655440

Rite Aid Transport, Inc.	Delaware	25-1793102

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number

Rite Fund, Inc.	Delaware	51-0273194

Rite Investments Corp.	Delaware	51-0273192

Rx Choice, Inc.	Delaware	25-1598207

Seven Mile and Evergreen—Detroit, LLC	Michigan	Not Applicable

Silver Springs Road—Baltimore, Maryland/One, LLC	Delaware	Not Applicable

Silver Springs Road—Baltimore, Maryland/Two, LLC	Delaware	Not Applicable

State & Fortification Streets—Jackson, Mississippi, LLC	Delaware	Not Applicable

State Street and Hill Road—Gerard, Ohio, LLC	Delaware	Not Applicable

The Jean Coutu Group (PJC) USA, Inc.	Delaware	04-2925810

The Lane Drug Company	Ohio	53-0125212

Thrift Drug Services, Inc.	Delaware	74-2605432

Thrift Drug, Inc.	Delaware	22-2098063

Thrifty Corporation	California	95-1297550

Thrifty PayLess, Inc.	California	95-4391249

Tyler and Sanders Roads—Birmingham, Alabama, LLC	Delaware	Not Applicable

30 Hunter Lane
Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip code)

10.250% Senior Secured Notes due 2019
and Guarantees of 10.250% Senior Secured Notes due 2019
(Title of the indenture securities)

1.            General information.  Furnish the following information as to the trustee:

(a)                              Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                              Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.                                       A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                       The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 17th day of December, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ J. BARTOLINI
Name:	J.BARTOLINI
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,585
Interest-bearing balances		426
Securities:
Held-to-maturity securities		16
Available-for-sale securities		553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		83,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,983
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		852,858
Other intangible assets		251,145
Other assets		156,398
Total assets		$1,910,218

1

LIABILITIES

Deposits:
In domestic offices		1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		198,124
Total liabilities		468,527
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not Applicable
Retained earnings		316,907
Accumulated other comprehensive income		2,264
Other equity capital components		0
Not Available
Total bank equity capital		1,441,691
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,441,691
Total liabilities and equity capital		1,910,218

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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